Exhibit 99.1

WHP Global and EXPR to Acquire Bonobos for a Combined $75 million

•	WHP Global will Acquire the Bonobos Brand

•	EXPR will Acquire the Bonobos Operating Assets and Operate the Bonobos eCommerce, Guideshop and Wholesale Businesses in the U.S. Under an Exclusive Long-Term Licensing Agreement with WHP Global

Columbus, Ohio and New York, NY – April 13, 2023 – Fashion apparel retailer Express, Inc. (NYSE: EXPR) (the “Company” or “EXPR”) and global brand management firm, WHP Global (“WHP”), today announced a definitive agreement to acquire menswear brand Bonobos, Inc. (“Bonobos”) from Walmart Inc. (“Walmart”). This is the first acquisition to be made jointly by WHP Global and EXPR since finalizing their strategic partnership earlier this year.

Bonobos, founded in 2007 and acquired by Walmart in 2017, distinguished itself in the menswear category based on product fit, customer experience and the innovative Guideshop retail model, and the business has delivered strong, consistent growth.

“Our strategic roadmap to transform EXPR to create shareholder value includes achieving profitable growth in our core Express business – which is our first priority – optimizing our omnichannel platform, and accelerating our growth and profitability through our partnership with WHP Global,” said Tim Baxter, EXPR Chief Executive Officer.

“Bonobos is delivering double-digit sales growth and we plan to continue that momentum while also realizing operating synergies and other economies of scale. This is a compelling addition to our brand portfolio, and I expect the transaction will be accretive to operating income and free cash flow positive in fiscal 2023,” continued Baxter.

WHP Global and EXPR have great admiration for the Bonobos team, led by CEO John Hutchison who will become Brand President of Bonobos and report to Tim Baxter after the transaction closes. Bonobos will remain at its current headquarters in New York.

“Bonobos is an ideal first acquisition for our new partnership with EXPR and will be a terrific addition to our fashion vertical. Post-closing, WHP Global’s portfolio will include more than 10 powerful consumer brands approaching $7 billion in total retail sales,” said Yehuda Shmidman, WHP Global Chairman and Chief Executive Officer.

“This is an exciting moment for Bonobos as we embark on the next phase of our growth. Born a digitally native vertical brand, we plan to build on our strength in eCommerce and customer loyalty, leverage EXPR’s expertise in omnichannel retailing and scale through WHP Global’s partnerships in licensing and distribution,” said Bonobos CEO John Hutchison.

This transaction is expected to provide the following strategic and financial benefits:

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Presents opportunity to unlock additional growth for the Bonobos brand. EXPR plans to leverage its strength in men’s to address underpenetrated categories, and its strength in marketing to drive greater awareness and customer acquisition.

•

Expands EXPR brand portfolio to accelerate growth and profitability. Bonobos will be the third brand in the EXPR portfolio, joining Express and UpWest. It is expected to be accretive to operating income and free cash flow positive in fiscal 2023, accelerating our sales growth and profitability.

•

Achieves synergies and efficiencies through EXPR fully integrated omnichannel operating platform. EXPR expects to leverage its platform to drive financial efficiencies, operational synergies and additional economies of scale across Production & Sourcing, Logistics, Real Estate, Technology, and other areas of its existing and new businesses.

Transaction Details

WHP Global and EXPR have entered into a definitive agreement with Walmart Inc. to acquire Bonobos, Inc. for a combined purchase price of $75 million.

WHP Global will acquire the Bonobos brand for a purchase price of $50 million. EXPR will acquire the operating assets and assume the related liabilities of the Bonobos business for a purchase price of $25 million. Concurrent with the closing of the transaction, WHP Global and EXPR will enter into an exclusive long-term license agreement with multiple renewal options granting EXPR the right to use the intellectual property acquired by WHP Global for the operation of the Bonobos business in the U.S. in exchange for EXPR’s payment of a royalty fee to WHP Global.

The transaction is expected to close in EXPR’s second fiscal quarter of 2023, subject to customary closing conditions. An investor presentation relating to the transaction will be available at www.express.com/investor at approximately 4:15 p.m. ET on April 13, 2023.

Moelis & Company LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to EXPR on this transaction. Goodwin Procter LLP is serving as legal advisor to WHP Global.

About EXPR

EXPR is a fashion retail company whose business includes an omnichannel operating platform, physical and online stores, and a multi-brand portfolio that includes Express and UpWest. The Express brand launched in 1980 with the idea that style, quality and value should all be found in one place. Today, Express is a brand with a purpose—We Create Confidence. We Inspire Self-Expression.—powered by a styling community. UpWest launched in 2019 with a purpose to Provide Comfort for People & Planet.

The Company has approximately 540 Express retail and Express Factory Outlet stores in the United States and Puerto Rico, the express.com online store and the Express mobile app; and 13 UpWest retail stores and the UpWest.com online store. EXPR is traded on the NYSE under the symbol EXPR. For more information about our Company, please visit www.express.com/investors and for more information about our brands, please visit www.express.com or www.upwest.com.

About WHP Global

WHP Global is a leading New York based firm that acquires global consumer brands and invests in high-growth distribution channels including digital commerce platforms and global expansion. WHP owns ANNE KLEIN®, JOSEPH ABBOUD®, JOE’S JEANS®, WILLIAM RAST®, ISAAC MIZRAHI®, LOTTO®, TOYS“R“US®, BABIES“R“US®, and a 60% interest in the EXPRESS® brand. Collectively the brands generate over USD $6.5 billion in global retail sales. The company also owns WHP+, a turnkey direct to consumer digital e-commerce platform and WHP SOLUTIONS, a sourcing agency based in Asia. For more information, please visit www.whp-global.com.

EXPR Forward-Looking Statements

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) with respect to the contemplated acquisition of Bonobos, financial estimates, statements regarding the expected timing of the closing of the transaction, benefits or effects of the acquisition, including operating results, financial efficiencies, and operational synergies, post-acquisition plans, objectives, expectations and intentions, and (2) statements regarding Express, Inc.’s (the “Company”, “we”, “our” or “us”) strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are, with respect to the contemplated acquisition of Bonobos: (1) the occurrence of any event, change or other circumstance that could give rise to a termination of the transaction agreement, (2) the risk that any of the closing conditions to the acquisition may not be satisfied in a timely manner or at all, (3) failure to realize the benefits of the acquisition, and (4) the effect of the announcement of the transaction on the ability of Bonobos to retain customers and key personnel and to maintain relationships with suppliers, and on their operating results and businesses generally, and more generally, (1) changes in consumer spending and general economic conditions; (2) the COVID-19 pandemic and any future impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (7) customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omnichannel experience for our customers, including our efforts to optimize our omnichannel platform through our partnership with WHP Global; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) supply chain or other business disruption, including as a result of the coronavirus; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (24) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (25) changes in tariff rates; (26) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption; and (27) risks related to our partnership with WHP Global.

These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

EXPR Contacts

Investors

Greg Johnson

gjohnson@express.com

614-474-4890

Media

Sarah Gordon

SHADOW

sgordon@weareshadow.com

212-927-0277 x4077

WHP Global Contact

Jaime Cassavechia

EJ Media Group

jaime@ejmediagroup.com

646-701-7041

Source: EXPR; WHP Global